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                                  Stock Option

     THIS OPTION AGREEMENT ("Agreement") is granted this 31st day of May 2000, by Kari Cunningham a Utah resident (the "Optionor"), and Tracy Hernandez, a Utah Resident ("Optionee").

                                     GRANT

1. Grant of Option. Optionor hereby irrevocably grants Optionee the right and option but not the obligation ("Option") to purchase from Optionee, Nineteen Million Nine Hundred Eighty Thousand (19,980,000) shares of the Common Stock of Replacement Financial, Inc. (the "Company") currently owned by Optionor.

2. Exercise Price. The exercise price of the shares of Common Stock which are subject to this Option (the "Option Shares") shall be $10,000 for all of the Option Shares subject to the terms herein.

3. Term of Option. This Option may be exercised, in whole or in part, at any time prior to 12:00 Midnight, Mountain Standard Time, on the date that is two years from the date of this Option provided the Company has generated a minimum of $100,000 in revenues from the date hereof.

4. Persons Entitled to Exercise. During the Optionee's lifetime, this Option can only be exercised by the Optionee, and neither this Option nor any right hereunder can be transferred other than by testamentary disposition or the laws of descent and distribution. Neither this Option nor any right hereunder shall be subject to lien, attachment, execution, or similar process. In the event of any alienation, assignment, pledge, hypothecation, of other transfer of this Option or any right hereunder or in the event of any levy, attachment, execution, or similar process, this Option and all rights granted hereunder shall be immediately null and void.

5. Method of Exercising. This Option may be exercised by delivery of a notice of exercise a form of which is attached hereto as "Exhibit A" and incorporated herein by this reference, with certified funds payable by wire transfer to the order of Kari Cunningham in the amount of the full exercise price of the Option Shares being purchased;

6. Adjustments to Number of Shares. The number of shares of Common Stock subject to this Option shall be adjusted to take into account any stock splits, stock dividends, recapitalizations of the Common Stock of the Company.

7. Restrictions on Transfer. Neither the Option nor the underlying shares have been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws. Optionee acknowledges that unless a registration statement with respect to the Option is filed and declared effective by the Securities and Exchange Commission and the appropriate state governing agency, the Option has or will be issued in reliance on specific exemptions from such registration requirements for transactions by an issuer not involving a public offering and specific exemptions under the state statutes. Any disposition of the Option may, under certain circumstances, be inconsistent with such exemption therefrom. In some states, specific conditions must be met or approval of the securities regulatory authorities required before any such offer or sale.

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9.   Shareholder's Rights.  The Optionee shall have shareholder rights with respect to the Option shares only when it has exercised this Option to purchase those shares and fully paid the exercise price for such shares. Until such time of exercise, Optionor shall maintain all shareholder rights to the Option Shares.

10. Representation and Warranties of Optionee. Optionee represents and warrants that:

     a. Optionee is acquiring the Shares for its own account and not with a view to any distribution within the meaning of the Act.

     b. Optionee has received all of the information it considers necessary or appropriate for determining whether to purchase the Shares. Optionee is familiar with the business, affairs, risks and properties of the Company. Optionee has had an opportunity to ask questions of and receive answers from, the Company, and its officers, directors and other representatives regarding the Company and the terms and conditions of the offering of the Shares. Optionee has had the opportunity to obtain any additional information the Company possesses or could acquire without unreasonable effort or expense, necessary to verify the accuracy of the information furnished.

     c. Optionee has such knowledge and expertise in financial and business matters that it is capable of evaluating the merits and substantial risks of an investment in the Shares and is able to bear the economic risks relevant to the purchase of the Shares hereunder.

     d. Optionee recognizes that an investment in the securities of the Company involves substantial risk and understands all of the risk factors related to the purchase of the Shares.

     e.   Optionee understands that there may be no market for the Shares.

     f. Optionee's financial condition is such that Optionee is under no present or contemplated future need to dispose of any portion of the Shares to satisfy any existing or contemplated undertaking, need or indebtedness.

     g. Optionee is relying solely upon independent consultation with its professional, legal, tax and accounting advisors and such others as Optionee deems to be appropriate in purchasing the Shares; Optionee has been advised to, and has consulted with, its professional tax and legal advisors with respect to any tax consequences of investing in the Company.

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11.  Representations and Warranties of the Optionor.  The Optionor represents and warrants that:

     a. The Shares have been duly authorized, validly issued, fully paid and non-assessable. The Shares and the delivery to Optionee will be free and clear of any liens, encumbrances, or claims of any kind whatsoever. Optionor is the true owner of the Shares and warrant free, clear and marketable title to said shares to Optionee.

     b. Optionor has no knowledge of any restrictions by contract, operation of law or otherwise prohibiting this sale or the transfer of these shares into the names of Optionee, subject only to the Securities Laws governing the sale of securities.

     c. Optionor makes no representations or warranties as to the past, present or future operations of the Company, or the price or activity of the Company's stock.

12. Survival of Representations, Warranties and Covenants. The representations, warranties and covenants made by the Optionor and Optionee in this Agreement shall survive the purchase and sale of the Shares hereby for so long as the applicable statute of limitations shall remain open. The Optionee and Optionor hereby agree, jointly and severally, to indemnify, defend, and hold the other harmless from and against any damage, loss, liability, or expense (including, without limitation, reasonable expenses of investigation and reasonable attorney's fees) arising out of any material breach of any representation, warranty, covenant, or agreement made by them in this Agreement.

13. Notices. Any notice or other communication required or permitted by this Agreement must be in writing and shall be deemed to be properly given when delivered in person to Optionee or to an officer of Optionor when deposited in the United States mails for transmittal by certified, registered or express mail, postage prepaid, or when sent by facsimile
     transmission, provided that the communication is addressed   to the
     addresses of the parties first above appearing herein.

14. Validity and Construction. The Validity and construction of this Agreement shall be governed by the laws of the State of Utah.


     IN WITNESS WHEREOF, the parties have executed this Option Agreement on the date first appearing above.


     Optionor                                Optionee

      /s/ Kari Cunningham                     /s/ Tracy Hernandez
     ------------------------------          ------------------------------
     Kari Cunningham                         Tracy Hernandez




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                                  EXHIBIT A

                             NOTICE OF PURCHASE

                 (To be signed only upon exercise of Option)

TO:  Kari Cunningham
     7432 South Carling Circle
     Salt Lake City, Utah 84121

     The undersigned, the owner of the Attached Option, hereby irrevocably elects to exercise the rights to purchase thereunder Nineteen Million Nine Hundred Eighty Thousand (19,980,000) shares of the Common Stock of Replacement Financial, Inc. (the "Company") currently owned by Optionor. The undersigned requests that the certificates for such shares as well as applicable stock powers be delivered to them as per instructions indicated below.

DATED this ________ day of ______________, 20__.



         By:_____________________________


Instructions for delivery:








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